1987 EMPLOYEE STOCK PLAN

1. NAME. This Plan shall be known as the "1987" Tipperary Corporation Employee Stock Option Plan" (herein called the "Plan").

2.   PURPOSE.   The purpose of the Plan is to promote the growth and general prosperity of Tipperary Corporation (the "Company") and its parent and subsidiary corporations, if any, by permitting the Company to grant incentive stock options ("ISO's") and nonstatutory stock options (together with ISO's, herein called the "Options") to employees, including officers and directors who are also employees, of the Company, or of any parent or subsidiary corporation of the Company (as defined in Section 425 of the Internal Revenue Code of 1986 (the "Code")), whether such parent and/or subsidiaries are currently existing or may hereafter be organized or acquired (therein called the "Affiliates"), to purchase shares of Common Stock of the Company. Such Options will be granted in order to attract and retain the best available personnel and to provide such employees with an additional incentive to contribute to the success of the Company. It is the further purpose of this Plan to ensure that the ISO's which are granted hereunder will qualify as incentive stock options under Section 422A of the Code such that the employees to whom such ISO's are granted will be afforded the tax treatment set forth in
     Section 421(a) of the Code.

3.   ADMINISTRATION.   This Plan shall be administered by the Compensation
     Committee (the "Committee") of more than one individual appointed by the Board of Directors of the Company. The Committee shall act by a majority vote at a meeting or by a written statement signed by a majority of the members. Subject to the express provisions of this Plan, the Committee shall determine the individuals to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares of Common Stock to be subject to each Option, the period of each Option, the option price of the Common Stock to be issued under the Plan and the other terms and conditions thereof.

4. STOCK SUBJECT TO PLAN. Subject to the provisions of Paragraph 15 and 16 hereof, the maximum number of shares which may be optioned and sold under the Plan is 383,000 shares of the authorized, but unissued, or reacquired Common Stock of the Company. In the event that any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased hereunder shall again be available for Options to be granted under this Plan.

5.   ELIGIBILITY.   The Committee may grant Options to any employee, including officers and directors who are also employees, of the Company or any of its Affiliates; provided, however, that an employee to whom an ISO is granted may not, at the time the ISO is granted, own stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, as determined in accordance with Section 425(d) of the Code. The foregoing ten percent (10%) limitation shall be inapplicable if, at the time the ISO is granted, the option price is at least one hundred and ten percent (110%) of the fair market value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five
     (5) years from the date the ISO is granted. The person to whom ISO's shall be granted shall herein be called the "ISO Optionees" and the persons to whom Options shall be granted shall herein be called "Optionees."

6.   OPTION PRICE AND LIMITATION ON ACCOUNT.   The option price for the Common
     Stock to be issued under the Plan upon exercise of ISO's shall not be less than the fair market value of the Common Stock of the Company at the time that the Option is granted, as such fair market value shall be determined from time to time in good faith and in the sole discretion of the Committee. The minimum option price shall be one hundred ten percent (110%) of the fair market value of the Common Stock subject to an ISO if the ISO Optionee, at the time the ISO is granted, would own stock possessing more than ten percent (10%) of the total combined voting power of the Company or any of its Affiliates (using the attribution of stock ownership rules of Section 425(d) of the Code). The aggregate fair market value (determined at the time the ISO is granted) of the shares of Common Stock with respect to which the ISO's are exercisable for the first time by any ISO Optionee during any calendar year shall not exceed $100,000.

7.   GRANT OF OPTIONS.   Options shall be granted on such dates as may be
     determined from time to time by the Committee; provided, however, that all Options shall be granted within ten (10) years from the date that the Plan is adopted by the Board of Directors of the Company in accordance with Paragraph 19 hereof. If the Committee so determines and the applicable instrument or instruments evidencing the Option so provide, the exercise of all or any part of an Option granted under this plan may result in the reduction or termination of another Option granted under this Plan to the extent so determined and provided.

8.   EXERCISE OF OPTION.
     (a) Subject to Paragraphs 13 and 14 hereof, the Options shall be exercised in cumulative installments as the Compensation Committee shall determine. Provided, however, if the Optionee resigns, the total percentage of the Option exercisable shall be determined as of the anniversary of the grant of the Option preceding such Optionee's resignation, unless he has, prior to the resignation, exercised the Option in excess of such percentage, in which case no additional portion of the Option will be exercisable. When the right to exercise any installment accrues, the shares of Common Stock included in such installment may be purchased at that time or from time to time hereafter, provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted (except as otherwise set forth in paragraph 5 hereof). Notwithstanding the foregoing, with respect to any ISO's, the aggregate fair market value (determined at the time the ISO is granted) of the shares of Common Stock which are exercisable for the first time by any ISO Optionee during any calendar year shall not exceed $100,000.

     (b) Notwithstanding the provisions contained in subparagraph (a) of this Paragraph 8, an Option granted hereunder may only be exercised if the shares to be issued are registered under the Securities Act of 1933, as amended, or if the issuance of shares, upon the exercise of such Option, constitutes a transaction exempt from registration under the Securities Act of 1933, as amended. The Company is not obligated to, and no Optionee has any right to require the Company to, register under the Securities Act of 1933, as amended, any of the shares to be issued upon exercise of any Option granted hereunder.

9.   MANNER OF EXERCISE.   Shares of Common Stock purchased upon exercise of
     Options shall at the time of purchase be paid for in full. Options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the Option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares by one of the following (or combination thereof) selected for the Optionee by the Committee in its sole discretion: (i) certified or official bank check or the equivalent thereof acceptable to Company; (ii) a recourse note with an interest rate determined by the Committee which is secured in a manner acceptable to the Company; or (iii) tendering property including, but not limited to, shares of Common Stock of the Company with a fair market value at least equal to the aggregate option price for the shares of Common Stock to be acquired. Where the Optionee exercises his Options by tendering Common Stock of the Company, the fair market value of such shares as of the date proper written notice is received by the Company (the "date of exercise") shall be established in good faith by the Committee. In setting the fair market value as of the date of exercise, due regard shall be given all facts and circumstances. However, if an active market develops for the Common Stock, the average of the closing bid and asked prices on the date of exercise shall be set by the Committee as the fair market value. If an active market does not exist at the date of exercise, an Optionee may condition his exercise on the Committee's establishing a fair market value above an amount specified in the Optionee's written notice. Any shares tendered which are not used to satisfy an option price shall be returned to the Optionee.

     At the time of delivery, the Company shall, without stock transfer tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or to such other person) at the principal office of the Company, or such the place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. Provided that in the event the Common Stock issuable upon exercise is not registered under the Securities Act of 1933, as amended, then the Company at the time of exercise will require in addition that the registered owner deliver an investment representation in form acceptable to the Company and its counsel and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same.

10.  FORM OF OPTION.   ISO's granted pursuant to this Plan shall be evidenced
     by Incentive Stock Option Agreements in such form as the Committee shall from time to time adopt and nonstatutory stock options granted pursuant to this Plan shall be evidenced by Non-qualified Stock Option Agreements in such form as the Committee shall from time to time adopt (together, the "Agreements"). Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares of Common Stock as shall be determined pursuant to the provisions of this Plan and the Agreement with respect to such Options.

11.  OPTIONS NOT TRANSFERABLE.   Options granted under this Plan may not be
     sold, pledged, assigned, hypothecated or otherwise transferred in any manner other than by will or the law of descent and distribution and shall not be assignable by operation of law or subject to execution, attachment or similar process. Options may be exercised during the lifetime of an Optionee only by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect. No transfer of any Options by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement with respect to such Option.

12.  SHARES NOT TRANSFERABLE.   As a condition to the transfer of these shares
     of Common Stock issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. Further, the Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee has determined that the Optionee has tendered to the Company any federal, state or local tax owed by the Optionee as a result of exercising the Option, or disposing of any Common Stock, when the Company has a legal liability to satisfy such tax. The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or under any other state or federal law, rule or regulation.

13.  TERMINATION OF EMPLOYMENT.   If an Optionee's employment with the Company
     or any of its Affiliates shall be terminated by the Company or any of its Affiliates with or without cause, or by the act of the Optionee, except by reason of the Optionee's disability (within the meaning of Section 105(d)(4) of the Code), or retirement with the consent of the Optionee's employer, the Option shall terminate immediately upon such termination of employment. If an Optionee's employment with the Company or any of its Affiliates shall terminate by reason of retirement with the consent of the Optionee's employer, the Optionee shall have the right, during the period ending on the day three (3) months after such termination, to exercise any Options to the extent they were exercisable at the date of such termination of employment and shall not have been exercised. Thereafter, all of the Optionee's rights hereunder shall cease. If an Optionee's employment with the Company or any of its Affiliates shall terminate by reason of death, Paragraph 14 shall apply and the person or persons set forth therein shall have the right, during the period ending one (1) year after the date of death, to exercise all outstanding Options to the extent such Options shall not have been exercised, irrespective of the schedule of exercise referred to in Paragraph 8(a) of this Plan, subject, however, to the remaining provisions of Paragraph 8(a). If an Optionee's employment with the Company or any of its Affiliates shall terminate by reason of disability, such disabled Optionee shall have the right, during the period ending on the day six (6) months after such termination, to exercise any Options to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

14.  EFFECT OF DEATH.   Upon the death of an Optionee, the legal
     representative, executor or administrator of the estate of such Optionee or the person or persons to whom any Options granted hereunder shall have been validly transferred by the legal representative, executor or administrator pursuant to a will or the laws of descent and distribution shall have the right to exercise any of the Options which would have been exercisable by the Optionee in accordance with the provisions of Paragraphs 8 and 13 hereof.

15.  CHANGES IN CAPITALIZATION.   In the event that the number of outstanding
     shares of Common Stock of the Company shall be changed by reason of split-ups or combinations of shares or recapitalization or by reason of stock dividends, the number of shares for which Options may thereafter be granted under this plan, the number of shares then subject to Options theretofore granted under this Plan and the price per share payable upon exercise of such Options shall be appropriately adjusted as determined by the Committee so as to reflect such change. Options may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences.

16.  MERGER OR SALE.   In the event the Company shall be the surviving
     corporation or any merger or consolidation, any Option granted hereunder shall continue in force and effect, subject to adjustment in the price and number of shares thereunder to reflect the capital adjustment resulting from the merger or consolidation. In the event that the Company is not the surviving corporation in any merger or consolidation, or in the event that the Company sells or exchanges substantially all of its assets, the schedule of exercise referred to in Paragraph 8(a) of this Plan shall not apply to any outstanding Options, and all outstanding Options shall be immediately exercisable, subject, however, to the remaining provisions of Paragraph 8(a) of this Plan.

17.  REPRESENTATIONS OF OPTIONEE.   As a condition to the grant of any portion
     of an Option, the Company may require the Optionee to represent and warrant that, as of the time of any such exercise, the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

18.  RESERVATION OF SHARES.   During the term of this Plan, the Company will
     at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the authority from any regulatory body having jurisdiction, including without limitation the Securities and Exchange Commission and state securities regulatory bodies, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect to the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

19.  TERM OF PLAN.   This Plan shall become effective upon its adoption by the
     Board of Directors of the Company and its approval within twelve (12) months thereafter by the holders of a majority of all the issued and outstanding capital stock of the Company, voting as a single class and represented at an annual or special meeting of the stockholders of the Company.

20.  AMENDMENT OF THE PLAN.   The Board of Directors of the Company may amend
     the Plan from time to time in such respects as the Board may deem advisable without the approval of the stockholders of the Company unless such amendment would (a) increase the maximum number of shares of Common Stock as to which ISO's may be granted under the Plan; (b) decrease the minimum option price; or (c) disqualify an ISO granted under the Plan from satisfying the requirement for an incentive stock option under the Code, and provided, further, that the affirmative vote of the holders of a majority of the securities of the Company present (or represented) and entitled to vote at a meeting duly held in accordance with the laws of the State of Texas shall be required to approve any amendment to the Plan which would, as determined for purposes of Rule 16b(3) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (or any successor provision at the time in effect), (x) materially increase the benefits accruing to participants under the Plan,
     (y) materially increase the number of shares of Common Stock which may be issued under the Plan, or (z) materially modify the requirements as to eligibility for participation in the Plan.

21.  TERMINATION OF THE PLAN.   Unless sooner terminated by action of the
     Board of Directors of the Company, the Plan shall terminate on December 31, 1996. Any such termination shall not affect any restrictions previously imposed upon the shares of Common Stock issued pursuant to this Plan or upon the Options already granted and such restrictions and options shall remain in full force and effect thereafter as if this Plan had not been terminated.

22.  LEGEND.   In order to enforce the restrictions imposed upon the shares of
     Common Stock of the Company which are issued under this Plan, the Committee may cause a legend or legends to be placed on any certificates representing shares issued under this Plan, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

23.  CONFORMITY WITH INTERNAL REVENUE CODE.   ISO's granted under this Plan
     are intended to satisfy all requirements for incentive stock options under the Code and, notwithstanding any other provision of this Plan, the Plan and all ISO's granted under it shall be so construed and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

24.  EFFECT OF THE PLAN.   Neither the adoption of the Plan nor the action of
     the Board of Directors of the Company shall be deemed to give any employee any right to be granted an Option to purchase shares of Common Stock of the Company or any other rights except as may be evidenced by an Agreement, or any amendment thereto, duly authorized by the Committee and then only to the extent and on the terms and conditions expressly set forth therein. Nothing in the Plan or in the Option granted hereunder or in any Agreement relating thereto shall confer upon any Optionee the right to continue in the employ of the Company.

25.  OTHER COMPENSATION PLANS.   The adoption of the Plan shall not affect any
     other stock option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing other forms or incentive or other compensation for employees of the Company.

26.  SUCCESSORS AND ASSIGNS.   The Plan shall be binding upon the successors
     and assigns of the Company.